                                                                  Exhibit (j)(3)


                               CONSENT OF COUNSEL


  We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 63 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (Nos. 2-47015/811-2354) of Provident Institutional Funds.





                                   /s/ Willkie Farr & Gallagher
                                   ----------------------------
                                   Willkie Farr & Gallagher



November 23, 1999
New York, New York